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                                                                  CONFORMED COPY

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 7, 2006
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                               CAMBREX CORPORATION
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             (Exact name of Registrant as specified in its charter)

         DELAWARE                      1-10638                   22-2476135
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

        ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY         07073
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:   (201) 804-3000
                                                      --------------

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                               CAMBREX CORPORATION
                                    Form 8-K
                                 Current Report
                                February 7, 2006


Section 1 - Registrant's Business and Operations
Item 1.01   Entry into a Material Definitive Agreement

Cambrex Corporation ("Cambrex" or the "Company") is reporting under Item 1.01 that in conjunction with Mr. James A. Mack's election as President and Chief Executive Officer as disclosed in Item 5.02 (c) below, effective February 1, 2006, the Company has agreed (i) to an annual compensation for Mr. Mack of $500,000, (ii) to provide Mr. Mack with a car allowance and driving service,
(iii) to extend the exercise period of Mr. Mack's Stock Appreciation Rights for a period of eight months, from April 28, 2006 until December 31, 2006, and (iv) to award Mr. Mack an incentive payment of up to four times his annual salary upon the achievement of certain strategic objectives in connection with the Board of Directors' decision announced on January 4, 2006 to change the Company's strategic focus and to consider all available strategic alternatives. Payments to Mr. James A. Mack under the Company's qualified and non-qualified pension plans and under a consulting agreement, aggregating approximately $360,000 per year, are being surrendered or deferred.

A copy of the press release announcing Mr. James A. Mack's election as President and Chief Executive Officer is attached as Exhibit 99.1 and incorporated herein by reference.

Cambrex is also reporting under Item 1.01 that in connection with the Board of Directors' decision to change the Company's strategic focus and to consider all available strategic alternatives as announced on January 4, 2006, the Board of Directors has approved a number of measures designed to enhance employee retention. First, in order to enhance the Company's ability to retain the services of key employees, including the Company's executive officers but excluding the executive officers named in the Summary Compensation Table of the Company's 2005 Proxy Statement, the Company has established a Retention and Enhanced Severance
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Program under which certain employees at the operating companies and the corporate office would receive retention payments of varying amounts if the Company achieves certain strategic objectives. The total amount of such retention payments would aggregate approximately $3.7 million. In addition, certain key employees would receive enhanced severance in the event their employment is terminated at an approximate additional cost above the Company's policy of $2.75 million, other than for poor performance or cause, within two years after February 1, 2006. In addition, a special retention pool in the total amount of up to $2.5 million has been established to retain the services of Mr. Gary L. Mossman, Mr. Steven M. Klosk and Mr. Luke Beshar, each a named executive officer in the Summary Compensation Table of the Company's 2005 Proxy Statement and Mr. Peter E. Thauer, Mr. Paolo Russolo and Mr. Shawn Cavanaugh, each an executive officer, payment to be apportioned in Mr. James A. Mack's discretion and dependent on the achievement of certain strategic objectives. In addition, the Board of Directors of the Company has approved changes to the Company's executive employment agreements (a copy of the existing agreement was filed as an exhibit to the Company's Annual Report on Form 10-K) with Mr. Gary L. Mossman, Mr. Steve M. Klosk, Mr. Luke Beshar, Mr. Peter E. Thauer and Mr. Thomas Bird, such that a sale of thirty five percent or more of the Company, calculated on an enterprise value basis (market capitalization plus debt minus cash) will constitute a change of control of the Company. The agreement also now contains a one-year non-competition provision and a provision under which all equity awards will vest upon a change of control. The Company also entered into an executive employment agreement with Mr. Shawn Cavanaugh which contains the same terms and conditions as the amended agreement.

The foregoing measures all were adopted, effective February 1, 2006.

Section 2 - Financial Information
Item 2.02.  Results of Operations and Financial Condition

Cambrex Corporation ("Cambrex" or the "Company") is reporting under Item 2.02 that on February 1, 2006, Cambrex issued a press release announcing that the Biopharma segment would not break-even in the fourth quarter 2005 due to anticipated goodwill impairment charge
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disclosed under Item 2.06 below, the timing of shipments and a one-time charge related to an investment made for a large pharma client whose potential new project was cancelled. The press release is attached to this Form 8-K as Exhibit 99.1.

Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

Item 2.06   Material Impairment

Cambrex is reporting under Item 2.06 that on February 1, 2006, Cambrex Corporation issued a press release announcing that as part of the Company's annual analysis of the carrying value of goodwill and long-lived assets, management has preliminarily determined that an $85-100 million impairment will be recorded in the fourth quarter 2005. A substantial majority of the impairment charges are within the Company's Biopharma segment and lesser charges are expected in two reporting units within the Human Health segment. The preliminary estimate results from recent reductions in the long term profitability projections of these units. Furthermore, the Company's domestic long term profitability projections are currently being evaluated to determine whether certain domestic tax assets are realizable for GAAP purposes.

A copy of the press release announcing the impairment is attached as Exhibit
99.1 and incorporated herein by reference.

Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Cambrex Corporation ("Cambrex" or the "Company") is reporting under Item 5.02
(c) that effective February 1, 2006, the Board of Directors of the Company elected James A. Mack, 68, currently Chairman of the Board of Directors, as President and Chief Executive Officer of Cambrex. Mr. James A. Mack had resigned as President and Chief Executive Officer in August
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2004, a position he held since April 1995. Mr. James A. Mack has been a Director of the Cambrex Board of Directors since joining the Company in 1990 and was appointed Chairman of the Board of Directors in October 1999. Prior thereto, Mr. James A. Mack was President and Chief Operating Officer of the Company since February 1990. Mr. James A. Mack is a Member of the Board of Trustees of the Michigan Tech Alumni Fund and serves on the Board of Directors of Research Corporation Technologies Inc. Mr. Mack's compensation arrangement is disclosed in Item 1.01 above.

No arrangement or understanding exists between Mr. James A. Mack and any other person or persons pursuant to which he was elected as a director. There are no transactions to which the registrant is a party and in which Mr. James A. Mack or any member of his immediate family had an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. James A. Mack's election as President and Chief Executive Officer is attached as Exhibit 99.1 and incorporated herein by reference.


Item 9.01 - Financial Statements and Exhibits
(d)  Exhibits
      99.1 Press Release
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                               CAMBREX CORPORATION


Date:  February 7, 2006        By: /s/ Peter E. Thauer
       --------------------       ---------------------
                               Name: Peter E. Thauer
                               Title: Senior Vice President, General Counsel and
                               Corporate Secretary